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                          SUBORDINATED PROMISSORY NOTE



$5,300,000.00                                                     June __, 2000
                                                         Minneapolis, Minnesota



         FOR VALUE RECEIVED, the undersigned, ____________________________, a ______________________ (the "Company"), hereby promises to pay to the order of ____________________________, a ________________________ (the "LENDER"),
in lawful money of the United States, at Minneapolis, Minnesota, the principal sum of Five Million Three Hundred Thousand and 00/100 Dollars ($5,300,000.00) in twelve (12) consecutive quarterly installments of Four Hundred Forty-one Thousand Six Hundred Sixty-six and 00/100 Dollars ($441,666.66) commencing July 1, 2002 and continuing on the last day of each calendar quarter thereafter until April 1, 2005, and to pay interest in like money on the unpaid balance hereof at the rate of 12% per annum (computed on the basis of a 365- or 366-day year) from the date hereof, payable quarterly, on the first day of October, January, April and July in each year, commencing October 1, 2000, until payment in full of the principal hereof.

         For purposes of the following subordination provisions, the term "SENIOR DEBT" shall mean and include all principal, premium, if any, and interest on any indebtedness for borrowed money owed by the Company.

The Senior Debt shall continue to be Senior Debt and entitled to the benefits of the following subordination provisions irrespective of any amendment, increase, modification or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt, except as expressly otherwise indicated in any amendments, modifications, increases, extensions or renewals which are signed by the holder thereof.

         This Note and the indebtedness evidenced hereby are subordinate and junior in right of payment to all Senior Debt of the Company, whether outstanding at the date hereof or incurred hereafter, so that:

         a. In the event the Company shall default in the payment of any principal, premium, if any, or interest on, or any other sums payable under the terms and provisions of the documents with respect to, any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been completely cured or waived, no direct or indirect payment (in cash, property or securities or by setoff or otherwise) shall be or agreed to be made on account of this Note, or in respect of any redemption, retirement, purchase or other acquisition of this Note.

         b. Upon the happening of any event of default under the terms of any Senior Debt, other than one subject to or described in paragraph (a) above, which has the effect of permitting the holders of such Senior Debt to accelerate the maturity thereof




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                  (whether or not such acceleration occurs), then, in any such event, unless and until such event of default or default shall have been completely cured or waived, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of this Note, or in respect of any redemption, retirement, purchase or other acquisition of this Note, during the period commencing on receipt by the holder of this Note of written notice of such event of default or default, and continuing for 180 days thereafter; PROVIDED that only one such notice shall be given pursuant to the terms of this paragraph (b) in any 12 consecutive calendar months. Any notice to the holder of this Note pursuant to this paragraph (b) shall be by certified mail, return receipt requested, addressed to the then current notice address of such holder under the Agreement

         c.       In the event of

                  i) Any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors as such or its property,

                  ii) Any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

                  iii) Any assignment by the Company for the benefit of creditors, or

                  iv) Any other marshalling or distribution of the assets of the Company,

                  All Senior Debt including any interest thereon accruing at the legal rate after the commencement of any such proceedings shall first be paid in full, in cash or cash equivalents, before any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation, provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to this Note, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be made to the holder of this Note. Any cash, securities or other property which would otherwise (but for these subordination provisions) be payable or deliverable in respect of principal on this Note shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings) shall have been paid in full.

         d. In the event that this Note is declared due and payable before its expressed maturity because of the existence of a default (under circumstances where the terms of subdivision (c) are not applicable) then the holders of the Senior Debt outstanding at the time this Note so becomes due and payable shall be entitled to


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                  receive payment in full in cash or cash equivalents of all the principal, premium, if any, and interest on, or any other sums payable under the terms and provisions of the documents with respect to, the Senior Debt before the holder of this Note shall be entitled to receive any payment on account of the principal on this Note.

         e. So long as any Senior Debt is outstanding, the holder of this Note may not declare this Note to be due and payable prior to its expressed maturity, and will not take, demand, sue for, or receive from the Company (and the Company will not make, give or permit, directly or indirectly) any payment or security for the principal amount of this Note or the indebtedness evidenced hereby, unless all of the holders of the Senior Debt shall have declared such Senior Debt due and payable; provided that under no circumstances should the holder hereof undertake any such action if paragraphs (a) - (c) above are applicable.

         f. If any payment or distribution of any character, whether in cash, securities or other property (other than shares of capital stock of the Company or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to this Note, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the holder of this Note in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of failure of the holder of this Note to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

         g. No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of this Note by any act or failure to act on the part of the Company or such holder. Nothing contained herein shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal, premium, if any, and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by law or hereunder upon default hereunder, subject to the relative rights of the holders of the Senior Debt expressed herein.

         h. Upon the indefensible payment in full of all Senior Debt, the holder of this Note shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until this Note shall have been paid in full, and, for the purposes of such subrogation, no payment or distribution received by the holders of Senior Debt of cash, securities

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                  or other property to which the holder of this Note would have been entitled except for these subordination provisions shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holder of this Note, on the other, be deemed to be a payment or distribution by the Company to or on account of Senior Debt.

         i. So long as the Senior Debt has not been indefensibly paid in full, the holder of this Note shall not accept any voluntary prepayment hereof without the consent of all of the Senior Debt.

         j. Each holder of this Note by its acceptance of this Note undertakes and agrees for the benefit of each holder of Senior Debt to execute, verify, deliver and file any proofs of claim which any holder of Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to this Note and to effectuate the full benefit of the subordination contained herein; and upon failure of any such holder so to do, any holder of Senior Debt shall be deemed to be irrevocably appointed the agent and attorney-in-fact of such holder to execute, verify, deliver and file any such proofs of claim.

         k. The applicable holders of the Senior Debt may, from time to time, at their respective sole discretion and without notice to the holder of this Note, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Debt, (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Debt,
                  (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Debt, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Debt, and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Debt, or substitution or exchange for, all or any part of any property securing any of the Senior Debt, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

         l. The applicable holders of the Senior Debt may, from time to time, without notice to the holder of this Note, assign or transfer any or all of the Senior Debt or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Debt shall be and remain Senior Debt for the purposes of this Note, and every immediate and successive assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Debt, be entitled to the benefits of the subordination provisions of this Note.

         m. No delay on the part of any holder of the Senior Debt in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any holder of the Senior Debt or of any right or remedy shall preclude other or

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                  further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Note be binding upon the holders of the Senior Debt except as expressly set forth in a writing duly signed and delivered on behalf of such holders.

         n. Any one or more of the following events, if they occur and are continuing, will be deemed to be Events of Default under this Note, without notice, except as expressly provided below:

                  i) Default in the payment of any installment of interest on this Note as and when the same becomes due and payable, and the continuance of such default for a period of two business days subsequent to written or telephone notice thereof; or

                  ii) Default in the payment (whether or not prohibited by the provisions of this Note) of the principal of this Note as and when the same becomes due and payable either at maturity or upon prepayment, and the continuance of such default for a period of two business days subsequent to written or telephone notice thereof; or

                  iii) Failure of the Company to observe or perform any other of the covenants or agreements on the part of the Company contained in this Note, and the continuance of such default for a period of twenty
                           (20) days after written notice (such written notice to state it is a "Notice of Default" under this Note) of such failure, specifying the failure, and requiring the Company to remedy the same, has been given to the Company by the Lender; or

                  iv) Entry by a court having jurisdiction of a decree or order for relief concerning the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization, or other similar law, or appointment of a receiver, liquidator, trustee, assignee, custodian (or other similar official) of the Company or of its property, or ordering of the winding up or liquidation of its affairs, and the remaining in full force undischarged and unstayed of such decree or order for a period of twenty (20) days; or

                  v) Institution by the Company of a voluntary case under any applicable bankruptcy, insolvency, reorganization, or other similar law, or consent by the Company to the entry of an order for relief in an involuntary case under such law, or consent of the Company to the appointment of or taking possession by a receiver, liquidator, trustee, assignee, custodian (or other similar official) of it or of its property, or making by the Company of its inability to pay its debts generally as they become due, or taking by the Company of any corporate action furthering any of the above purposes.

         o. If an Event of Default occurs and is continuing, Lender may declare the principal of this Note, together with any accrued and unpaid interest, if not already due, to


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                  be due and payable immediately. Upon any such declaration, such principal and interest will become due and payable, subject only to any applicable subordination provisions of this Note.

         p. If Lender declares the principal of this Note, together with all accrued and unpaid interest on this Note, due and payable immediately, Lender may proceed, subject, however, only to any applicable subordination provisions of this Note, to protect and enforce the rights of Lender by an action at law, suit in equity, or other appropriate proceeding.

         This Note is being delivered in the State of Minnesota and shall be construed and enforced in accordance with the laws of such State.

                             ______________________, a ___________ corporation



                             By:  _____________________________________________

                             Its: _____________________________________________



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